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                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants

                   We consent to the inclusion in this registration statement on Form S-3 (File No._________________) of our report dated December 23, 1996, on our audits of the financial statements of Rent-Way, Inc., and of our report dated March 28, 1997, on our audits of the financial statements of Perry Electronics, Inc. (dba Rental King). We also consent to the reference to our firm under the caption "Experts."

                                                    /s/ Coopers & Lybrand L.L.P.

Cleveland, Ohio
May 9, 1997